UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2013

Dell Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:    (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 29, 2013, pursuant to the terms of an Agreement and Plan of Merger, dated as of February 5, 2013, as amended by Amendment No. 1 thereto, dated as of August 2, 2013 (as so amended, the “Merger Agreement”), by and among Denali Holding Inc., a Delaware corporation (“Parent”), Denali Intermediate Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Intermediate”), Denali Acquiror Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate (“Merger Sub” and together with Parent and Intermediate, the “Parent Parties”), and Dell Inc., a Delaware corporation (the “Company”), Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Intermediate. As of the effective time of the Merger, the Company became indirectly beneficially wholly-owned by Michael S. Dell and his related family trust (together, the “MD Investors”), investment funds affiliated with Silver Lake Partners (the “SLP Investors”), investment funds affiliated with MSDC Management, L.P. (the “MSDC Investors”) and certain members of the Company’s management. The Merger Consideration (as defined in Item 2.01 of this report) was funded by the debt financing arrangements described in Item 1.01 of this report, the cash equity contributions described in Item 2.01 of this report and cash on hand at the Company and its subsidiaries.

Item 1.01 —	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated herein by reference.

Term Loan Facilities.  On October 29, 2013, Intermediate, Merger Sub, the Company, Denali Borrower LLC and Dell International LLC (the “U.S. Borrower”), a subsidiary of the Company, entered into, or by merger became parties to, a Credit Agreement, dated as of October 29, 2013 (the “Credit Agreement”), with the lenders party thereto and Bank of America, NA., as administrative agent and collateral agent. On that date, pursuant to the Credit Agreement, the lenders extended to Denali International LLC, as borrower (the “Borrower”) thereunder, $4.66 billion aggregate principal amount of term B loans, $1.5 billion aggregate principal amount of term C loans and €700,000,000 aggregate principal amount of euro term loans.

Borrowings under the term loan B facility, the term loan C facility and the euro term loan facility bear interest at a rate per annum equal to an applicable margin, plus, at the Borrower’s option, either (a) a base rate or (b) a LIBOR rate for the applicable currency, in each case, subject to interest rate floors.

Each of the term loan B facility and the euro term loan facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of such term loan facility, with the balance being payable on the date that is six and one half years after the closing of the facilities. The term loan C facility will amortize in equal quarterly installments in an aggregate annual amount equal to 10% of the original principal amount of such facility, with the balance being payable on the date that is five years after the closing of the facilities. Outstanding term loans are subject to mandatory prepayment with specified excess cash flows and the net cash proceeds of specified asset sales and other dispositions of property and of specified incurrences of debt.

Intermediate, the Company and substantially all of the domestic subsidiaries of the Company guarantee the borrowings under the Credit Agreement. All obligations under the Credit Agreement and the related guarantees are secured by a perfected first-priority or second-priority security interest in substantially all of the tangible and intangible assets of the Company, the U.S. Borrower and the guarantors as well as a perfected first-priority pledge of the equity interests of the Company, all of the domestic subsidiaries of the Company and first tier foreign subsidiaries of the Company (the first lien collateral, collectively, the “Term Loan Collateral”).

The Credit Agreement contains negative and affirmative covenants, events of default and repayment and prepayment provisions customarily applicable to senior secured credit facilities.

ABL Facility.  On October 29, 2013, Intermediate, Merger Sub, the Company, Denali Borrower LLC, the U.S. Borrower, Dell Canada Inc. and Dell Products, subsidiaries of the Company, entered into, or by merger became parties to, an ABL Credit Agreement, dated as of October 29, 2013 (the “ABL Credit Agreement”), with the lenders party thereto and Bank of America, N.A., as administrative agent. Pursuant to the ABL Credit Agreement, the lenders have extended to the U.S. Borrower, Dell Canada Inc. and Dell Products, as borrowers (the “ABL Borrowers”) thereunder, a revolving credit facility in the maximum aggregate principal amount of $2 billion, subject to borrowing base capacity (the “ABL facility”). On October 29, 2013, the U.S. Borrower borrowed $750,000,000 under the ABL facility. The ABL facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice under swingline loans.

Borrowings under the ABL facility bear interest at a rate per annum equal to an applicable margin, plus, at the ABL Borrowers’ option, either (a) a base rate, (b) a LIBOR rate or (c) certain other applicable rates. From and after the delivery by the ABL Borrowers to the administrative agent of a borrowing base certificate for the first full fiscal quarter completed after the closing of the ABL facility, the applicable margin under the ABL facility will be determined based on excess liquidity as a percentage of the maximum borrowing amount under the ABL facility.

In addition to paying interest on outstanding principal under the ABL facility, the ABL Borrowers are required to pay customary commitment and letter of credit fees.

Principal amounts outstanding under the ABL facility will be due and payable in full at maturity, five years from the closing of the facility.

Intermediate, the Company and substantially all of the domestic subsidiaries of the Company guarantee the borrowings under the ABL facility, and certain foreign subsidiaries of the Company organized in Canada and Ireland guarantee the borrowings by Dell Canada Inc. or Dell Products. Subject to certain exceptions and agreements with respect to obligations of Dell Canada Inc. and Dell Products, all obligations under the ABL facility and the related guarantees are secured by a perfected first-priority security interest in substantially all of the tangible and intangible assets of the Company, the ABL Borrowers and the guarantors as well as a perfected junior-priority security interest in the Term Loan Collateral (the “ABL Collateral”).

The ABL facility contains negative and affirmative covenants, events of default and repayment and prepayment provisions customarily applicable to asset-based senior credit facilities.

First Lien Notes.  On October 29, 2013, the Company, by virtue of the Merger, succeeded to certain obligations under an Indenture, dated as of October 7, 2013, by and among Denali International L.L.C., as successor to Denali Borrower LLC, and Denali Finance Corp. (as supplemented by a Supplemental Indenture, dated as of October 29, 2013) with The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which Denali International L.L.C. and Denali Finance Corp. are co-issuers of $1,500,000,000 aggregate principal amount of 5.625% Senior First Lien Notes due 2020 (the “First Lien Notes”).

The First Lien Notes will mature on October 15, 2020. The co-issuers will pay interest on the First Lien Notes semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2014.

The First Lien Notes rank equal in right of payment with all existing and future senior indebtedness of the co-issuers and senior in right of payment to all of their existing and future subordinated indebtedness. Intermediate, the Company and each of the domestic subsidiaries of the Company that guarantees obligations under the term loan facilities and the ABL facility described above guarantee the First Lien Notes on a joint and several basis. The First Lien Note guarantees rank equal in right of payment with all existing and future senior indebtedness and senior in right of payment to all future subordinated indebtedness of such guarantors.

The First Lien Notes and the related guarantees are secured by a first-priority security interest in certain cash flow collateral and a second-priority security interest in the ABL Collateral. The Indenture contains certain customary negative and affirmative covenants, events of default and optional redemption and repurchase provisions.

Term/Commercial Receivables Facility.  On October 29, 2013, Dell Conduit Funding-B L.L.C. and certain other subsidiaries of the Company entered into, or by merger became parties to, a Loan and Servicing Agreement, dated as of October 29, 2013 (the “Commercial Receivables Facility Agreement”), providing for financing of up to an aggregate of $1.9 billion of commercial receivables outstanding at any time. On October 29, 2013, proceeds from the facility of approximately $1.6 billion were drawn down for application in connection with the completion of the Merger.

The commitment term under the Commercial Receivables Facility Agreement is three years from the date of the Merger closing. The Commercial Receivables Facility Agreement will mature in the twelfth month after the due date of the latest installment payment due under any receivable being funded at the end of the commitment term. Interest under the Commercial Receivables Facility Agreement is payable at a variable interest rate which, in the case of a commercial paper conduit lender, will be generally based on such lender’s cost of funds in the commercial paper market plus a usage fee or, if funding occurs through its backstop funding commitments, one-month LIBOR plus 1.75%, and, in the case of any other lender, will be daily one-month LIBOR plus a usage fee. The usage fee is 1.00% per annum, increasing to 1.75% per annum after the end of the commitment term.

The borrower under the Commercial Receivables Facility Agreement is a newly-organized special purpose bankruptcy-remote indirect subsidiary of the Company established to purchase on a periodic basis the contracts and the related lease equipment that will be financed under the facility. Dell Financial Services (“DFS”) acts as the servicer of the contracts. The Company has provided a performance undertaking to the borrower and the lenders ensuring the performance and obligations (including the payment obligations) of DFS as servicer and of the subsidiary of the Company acting as the seller of the contracts to the borrower.

The Commercial Receivables Facility Agreement is secured by a first-priority security interest in the applicable underlying contracts, interests in certain related equipment and other related property and the proceeds thereof.

The Commercial Receivables Facility Agreement contains customary negative and affirmative covenants, events of default and early commitment termination events customarily applicable to commercial receivables financing facilities.

Revolving/Consumer Receivables Facility.  On October 29, 2013, Dell Asset Revolving Trust-B and certain other subsidiaries of the Company entered into, or by merger became parties to, a Note Purchase Agreement, dated as of October 29, 2013 (the “Consumer Receivables Facility Agreement”), providing for revolving financing of up to aggregate of $1.1 billion of consumer receivables outstanding at any time. On October 29, 2013, proceeds from the facility of approximately $757 million were drawn down for application in connection with the completion of the Merger.

The commitment term under the Consumer Receivables Facility Agreement is three years from the date of the Merger closing. The Consumer Receivables Facility Agreement will mature in the twelfth month after the end of the commitment term. Interest under the Consumer Receivables Facility Agreement is payable at a variable interest rate which, in the case of a commercial paper conduit lender, will be generally based on such lender’s cost of funds in the commercial paper market plus a usage fee or, if funding occurs through its backstop funding commitments, one-month LIBOR plus 2.25% and, in the case of any other lender, will be daily one-month LIBOR plus a usage fee. The usage fee is 1.75% per annum, increasing to 2.50% per annum after the end of the commitment term.

The borrower under the Consumer Receivables Facility Agreement is a newly-organized special purpose bankruptcy-remote indirect subsidiary of the Company established to purchase the receivables arising in designated consumer credit accounts and business credit accounts on a daily basis as they are originated. DFS acts as the servicer of the receivables and the administrator of the borrower. The Company has provided a performance undertaking to the borrower and the lenders ensuring the performance and obligations (including the payment obligations) of DFS as servicer and administrator and of the subsidiary of the Company acting as the initial seller of the receivables.

The Consumer Receivables Facility Agreement is secured by a first-priority security interest in the receivables, related property and the proceeds thereof.

The Consumer Receivables Facility Agreement contains negative and affirmative covenants, events of default and early commitment termination events customarily applicable to consumer receivables financing facilities.

Canadian Revolving/Commercial Receivables Facility.  On September 26, 2013, Dell Financial Services Canada Limited (“DES Canada”) entered into a Credit Agreement, dated as of September 26, 2013 (the “Canadian Facility Agreement”), with Royal Bank of Canada (“RBC”), pursuant to which RBC has established in favor of DES Canada a revolving credit facility available in Canadian dollars and U.S. dollars (the “Canadian Facility”) to be used by DFS Canada for its working capital and general corporate purposes, including, subject to customary conditions, making or repaying inter-company loans and/or distributions to the Company or any of its affiliates. On September 26, 2013, DES Canada borrowed approximately $165 million under the Canadian Facility Agreement. Loans made under the Canadian Facility will be secured by DES Canada’s portfolio of Canadian and U.S. dollar commercial leases and conditional sale agreements (the “Commercial Receivables”) and by an unsecured guarantee of the Company.

Interest under the Canadian Facility is payable at a variable interest rate which, in the case of loans secured by any Canadian dollar Commercial Receivables, will be one-month CDOR plus 2.15% and, in the case of loans secured by any U.S. dollar Commercial Receivables, will be one-month LIBOR plus 3.00%.

The Canadian Facility Agreement contains negative and affirmative covenants, events of default and repayment and prepayment provisions customarily applicable to commercial receivables financing facilities.

Microsoft Subordinated Note.  On October 29, 2013, Parent issued a 7.25% unsecured subordinated note due 2023 in the principal amount of $2 billion (the “Subordinated Note”) to Microsoft Global Finance, a subsidiary of Microsoft Corporation. The Subordinated Note bears interest at 7.25% per annum, and Parent, at its option, may elect to pay up to 3.5% per annum of interest in kind instead of in cash. Parent may redeem all or a portion of the Subordinated Note in whole at any time or in part from time to time. In addition, Parent will be required to repurchase or to make an offer to repurchase the Subordinated Note in whole or in part upon the occurrence of specified events.

Item 2.01 —	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 1.01, 3.03, 5.01, 5.02 and 5.03 of this report is incorporated herein by reference.

At the effective time of the Merger (the “Effective Time”), each share of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares and shares held by any of the Company’s stockholders who are entitled to, properly exercise and do not withdraw appraisal rights under Delaware law (“Dissenting Shares”)) was converted into the right to receive $13.75 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes, whereupon all such shares were automatically canceled upon the conversion thereof and ceased to exist. In addition, promptly after the Effective Time, each share of Common Stock held as of the close of business on October 28, 2013 is entitled to receive the $0.13 per share special cash dividend declared by the Company’s board of directors on October 18, 2013.

The maximum aggregate cash Merger Consideration is approximately $20.4 billion. The funds used to fund the Merger Consideration were received from cash equity contributions from Michael S. Dell, the SLP Investors and the MSDC Investors, as well as cash on hand at the Company and its subsidiaries and proceeds received in connection with the debt financings described in Item 1.01 of this report.

The MD Investors and certain members of the Company’s management contributed Common Stock to Parent immediately prior to the Effective Time in exchange for shares of Parent common stock. In addition, certain members of the Company’s management agreed with Parent to invest after-tax proceeds from the Merger in shares of Parent common stock.

Mr. Dell is the founder, Chairman of the Board of Directors and Chief Executive Officer of the Company, and was the Company’s principal stockholder before the completion of the Merger. MSDC Management, L.P. is a Delaware limited partnership engaged in the business of managing certain affiliated investments funds.

A special committee of the Company’s board of directors consisting solely of four independent and disinterested directors unanimously recommended that the board of directors approve and declare the Merger Agreement advisable. On September 12, 2013, the proposal to adopt the Merger Agreement was approved by the affirmative vote (in person or by proxy) of the holders of (a) a majority of the outstanding shares of Common Stock entitled to vote thereon and (b) a majority of the outstanding shares of Common Stock held by stockholders voting for or against the proposal to adopt the Merger Agreement, excluding shares held by the Parent Parties, Mr. Dell and certain of Mr. Dell’s related family trusts, any other officers and directors of the Company or any other person having any equity interest in, or any right to acquire any equity interest in, Merger Sub or any person of which Merger Sub is a direct or indirect subsidiary.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of (a) the original Merger Agreement, which is filed as Exhibit 2.1 to this report, and (b) Amendment No. 1 to Agreement and Plan of Merger, which is filed as Exhibit 2.2 to this report, each of which exhibits is incorporated herein by reference.

Item 2.03 —	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Items 1.01 and 2.01 of this report is incorporated herein by reference.

Item 3.01 —	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Items 2.01 and 3.03 of this report is incorporated herein by reference.

On October 29, 2013, the Company notified The NASDAQ Global Select Market (“NASDAQ”) of the completion of the Merger, and requested that trading in the Common Stock be suspended and that the Common Stock be withdrawn from listing on NASDAQ effective as of the close of trading on October 29, 2013. The Company also requested that NASDAQ file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to report the delisting of the Common Stock from NASDAQ. The Common Stock was delisted effective as of the close of trading on October 29, 2013.

The Company intends to file a Form 15 with the SEC to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 at the time such filing is permitted under SEC rules.

Item 3.03 —	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01 and 5.03 of this report is incorporated herein by reference.

As a result of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than certain excluded shares and Dissenting Shares) was automatically canceled and ceased to exist, and was converted into the right to receive the Merger Consideration, less any applicable withholding taxes. Accordingly, at the Effective Time, the Company’s stockholders immediately before the Effective Time ceased to have any rights in the Company as stockholders, other than their right to receive the Merger Consideration or, with respect to stockholders holding Dissenting Shares, appraisal rights. In addition, promptly after the Effective Time, each share of Common Stock held as of the close of business on October 28, 2013 is entitled to receive the $0.13 per share special cash dividend declared by the Company’s board of directors on October 18, 2013.

Item 5.01 —	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 3.03 of this report is incorporated herein by reference.

On October 29, 2013, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Intermediate. Intermediate is a wholly-owned subsidiary of Parent. Parent is owned by the MD Investors, the SLP Investors, the MSDC Investors and certain members of the Company’s management.

Upon the completion of the Merger, the MD Investors beneficially own, directly or indirectly, approximately 71% of the Company’s voting securities, the SLP Investors beneficially own, directly or indirectly, approximately 24% of the Company’s voting securities, the MSDC Investors beneficially own, directly or indirectly, approximately 4% of the Company’s voting securities, and certain members of the Company’s management beneficially own, directly or indirectly, less than 1% of the Company’s voting securities.

Item 5.02 —	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated herein by reference.

(b) As of the Effective Time on October 29, 2013, in accordance with the Merger Agreement, Donald J. Carty, Janet F. Clark, Laura Conigliaro, Kenneth M. Duberstein, Gerald J. Kleisterlee, Klaus S. Luft, Alex J. Mandl, Shantanu Narayen and H. Ross Perot Jr. ceased serving as members of the Company’s board of directors.

(d) On October 29, 2013, following the Effective Time, in connection with the transactions contemplated by the Merger Agreement, Egon Durban and Simon Patterson were elected as new members of the Company’s board of directors (with Mr. Patterson’s appointment effective October 30, 2013). Michael S. Dell will continue his service as a member of the Company’s board of directors. At the time of the effectiveness of their respective appointments to the board of directors, Mr. Durban and Mr. Patterson were also appointed to serve on the Company’s audit committee and compensation committee.

Mr. Durban is a Managing Partner and Managing Director of Silver Lake Partners. Mr. Patterson is a Managing Director of Silver Lake Partners.

Item 5.03 —	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated herein by reference.

On October 29, 2013, pursuant to the Merger Agreement, at the Effective Time, the Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time was amended to be in the form filed as Exhibit 3.1 to this report, and became the Amended and Restated Certificate of Incorporation of the Company, and the Restated Bylaws of the Company as in effect immediately prior to the Effective Time were amended and restated to be in the form filed as Exhibit 3.2 to this report, and became the Amended and Restated Bylaws of the Company.

Item 8.01 —	Other Events.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated herein by reference.

On October 29, 2013, upon the completion of the Merger and as required by the terms of the Merger Agreement, the Company delivered to the trustee therefor irrevocable notices for the redemption in full, 30 days after the date of such notices, of the Company’s 2.100% Senior Notes due 2014 in the aggregate principal amount of $400 million and the Company’s 5.625% Senior Notes due 2014 in the aggregate principal amount of $500 million.

Item 9.01 —	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of February 5, 2013, by and among Dell Inc., Denali Holding Inc., Denali Intermediate Inc. and Denali Acquiror Inc. (incorporated by reference to Exhibit 2.1 of Dell Inc.’s Current Report on Form 8-K filed on February 6, 2013, as amended by Current Report on Form 8-K/A filed on February 15, 2013, Commission File No. 0-17017).

2.2	Amendment No. 1 to Agreement and Plan of Merger, by and among Dell Inc., Denali Holding Inc., Denali Intermediate Inc. and Denali Acquiror Inc., dated as of August 2, 2013 (incorporated by reference to Exhibit 2.1 of Dell Inc.’s Current Report on Form 8-K filed on August 2, 2013, Commission File No. 0-17017).

3.1	Amended and Restated Certificate of Incorporation of Dell Inc. Filed herewith.

3.2	Amended and Restated Bylaws of Dell Inc. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: October 29, 2013	By:	/s/ Janet B. Wright
Janet B. Wright
Vice President and Assistant Secretary
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of February 5, 2013, by and among Dell Inc., Denali Holding Inc., Denali Intermediate Inc. and Denali Acquiror Inc. (incorporated by reference to Exhibit 2.1 of Dell Inc.’s Current Report on Form 8-K filed on February 6, 2013, as amended by Current Report on Form 8-K/A filed on February 15, 2013, Commission File No. 0-17017).

2.2	Amendment No. 1 to Agreement and Plan of Merger, by and among Dell Inc., Denali Holding Inc., Denali Intermediate Inc. and Denali Acquiror Inc., dated as of August 2, 2013 (incorporated by reference to Exhibit 2.1 of Dell Inc.’s Current Report on Form 8-K filed on August 2, 2013, Commission File No. 0-17017).

3.1	Amended and Restated Certificate of Incorporation of Dell Inc. Filed herewith.

3.2	Amended and Restated Bylaws of Dell Inc. Filed herewith.